UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2004

AMPEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20292	13-3667696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1228 Douglas Avenue

Redwood City, California 94063-3117

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:

(650) 367-2011

Item 5.	Other Events and Regulation FD Disclosure.

On July 20, 2004, Ampex Corporation requested the withdrawal without prejudice of its complaint previously filed with the International Trade Commission, seeking an exclusion order barring Sanyo Electronic Co., Ltd. from the importation and sale of digital still cameras into the United States due to Sanyo’s unauthorized use of Ampex’s intellectual property. Ampex and Sanyo Electric have entered into licensing discussions with respect to the products alleged to infringe Ampex’s patents and, accordingly, Ampex has determined not to pursue its complaint with the ITC at this time. A copy of Ampex’s request to the ITC is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

(c) Exhibits.

99.1	Request to Withdraw Complaint dated July 20, 2004, as filed by Ampex Corporation with the U.S. International Trade Commission.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMPEX CORPORATION

By:	/s/ Joel D. Talcott
Joel D. Talcott
Vice President and Secretary

Date: July 21, 2004

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Request to Withdraw Complaint dated July 20, 2004.

*	Filed herewith